Exhibit 5.1

April 1, 2015

Berry Plastics Group, Inc.
101 Oakley Street
Evansville, Indiana 47710

Re:   Registration Statement on Form S-8
    Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan

Ladies and Gentlemen:

The undersigned, General Counsel and Secretary of Berry Plastics Group, Inc., a Delaware corporation (the “Company”), is delivering this opinion in connection with the Company’s filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the proposed offer and sale of 7,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), issuable pursuant to the Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan (the “Plan”).

In connection herewith, I have examined:

(1)           The Second Amended and Restated Certificate of Incorporation of the Company,

(2)           the Amended and Restated Bylaws of the Company,

(3)           the Plan, and

(4)           the Registration Statement.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and I have made such legal and factual inquiries, as I have deemed necessary or appropriate as a basis to render the opinion hereinafter expressed. In my examination of the foregoing, I have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which I obtained from the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents.  If any documents I examined in printed, word processed or similar form has been filed with the SEC on EDGAR or such court or governmental authority or regulatory body, I have assumed that the document so filed is identical to the document I examined except for formatting changes. When relevant facts were not independently established, I have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations, certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, I am of the opinion that the Shares have been duly authorized and, when issued pursuant to and in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

My opinion herein reflects only the application of the General Corporation Law of the State of Delaware.  The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and I undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering my opinion, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.  In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

I do not render any opinion except as set forth above.  By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted or otherwise referred to by any other person or for any other purpose without my prior written consent in each instance.

Very truly yours,

/s/ Jason K. Greene
Jason K. Greene
General Counsel and Secretary
Berry Plastics Group, Inc.